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                                                                     EXHIBIT 3.3

                                                                          PAGE 1

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------


      I, HARRIET SMITH WINDSOR, SECRETARY 0F STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "DDI CORP.", A CALIFORNIA CORPORATION,

      WITH AND INTO "DDI MERGER CO." UNDER THE NAME OF "DDI CORP. ", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF APRIL, A.D. 2000, AT 9:01 O'CLOCK AM.


                     [SEAL]        /s/ Harriet Smith Windsor
                                   ---------------------------------------------
                                   /s/ Harriet Smith Windsor, Secretary of State

3199134 8100M                               AUTHENTICATION: 0954137

010056620                                             DATE: 02-08-01
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                              CERTIFICATE OF MERGER

                                       of

                                   DDi CORP.,
                            a California corporation

                          with and into its subsidiary

                                 DDi MERGER CO.,
                             a Delaware corporation

                UNDER SECTION 252 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

      Pursuant to Section 252 of the General Corporation Law of the State of Delaware (to "GCL"), DDi Merger Co., a Delaware corporation ("Sub"), hereby certifies to the following information relating to the merger of DDi Corp., a California corporation ("Parent"), with and into Sub (the "Merger"):

      FIRST: That the names and states of incorporation of Parent and Sub, which are the constituent corporations in the Merger (the "Constituent Corporations"), are as follows:

                    Name                        State
                    ----                        -----
        Parent:     DDi Corp.                 California
        Sub:        DDi Merger Co.            Delaware

      SECOND: That the Agreement and Plan of Merger dated as of April 13, 2000 (the "Agreement") by and among the Constituent Corporations of the Merger, setting forth the terms and conditions of the Merger, has been approved, adapted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provision of Section 252 of the GCL. The holders of record of all of the outstanding shares of capital stock of Sub entitled to vote thereon have adopted the Agreement by written consent in accordance with the provisions of Section 228 of the GCL, effective as of April 14, 2000. The holders of record of a majority of the outstanding shares of capital stock of Parent entitled to vote thereon have adopted due Agreement by written consent in accordance with the provisions of
      Section 1108 of the California Corporations Code, effective as of April 14, 2000.

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 09:01 AM 04/14/200
                                                          001191263 - 3199134
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THIRD: That corporation surviving the Merger (the "Surviving Corporation") shall be DDi Merger Co. and that the name of the Surviving Corporation shall be changed by virtue of the Merger to "DDi Corp."

FOURTH: That the Certificate of Incorporation of the corporation surviving to Merger (the "Surviving Corporation") shall be the Certificate of Incorporation of Sub prior to the Merger, except that such Certificate of Incorporation shall be amended hereby as follows:

1. Article I of the Certificate of Incorporation shall be amended to read in its entirety as follows:

            "The name of this corporation is DDi Corp. (hereinafter referred to as the 'Corporation')."

2. The first paragraph of Article V of the Certificate of Incorporation shall be amended to read in its entirety as follows:

            "The total number of shares of all claims of stock which the Corporation shall have the authority to issue is 80,000,000 shares, consisting of (i) 75,000,000 shares of Common Stock, $.01 par value par share ('Common Stock'), and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share ('Preferred Stock')."

FIFTH: That the executed Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is: DDi Corp., 1220 Simon Circle, Anaheim, CA 92806.

SIXTH: That a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SEVENTH: That the authorized capital stock of Parent consists of 13,175,000 shares of Common Stock, no par value per share.

EIGHTH: That this Certificate of Merger shall be effective at 9:00 a.m. E.D.T. on April 14, 2000 in accordance with the provisions of Section 103 and 252 of the GCL.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]
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      IN WITNESS WHEREOF, DDi Merger Co. has caused this certificate to be signed by its President and Chief Executive Officer this 14th day of April, 2000.

                                                     DDi MERGER CO.


                                                     By: /s/ Joseph P. Gisch
                                                        ------------------------
                                                     Joseph P. Gisch
                                                     Secretary, Treasury and
                                                        Chief Executive Officer